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EX-21

LIST OF SUBSIDIARIES OF COMPASS BANCSHARES, INC.

                            LIST OF SUBSIDIARIES OF
                            COMPASS BANCSHARES, INC.


Name of Subsidiary                                Place of Incorporation
------------------                                ----------------------

Compass Bank                                      Alabama
Compass Bancshares Insurance, Inc.                Alabama
Compass Brokerage, Inc.                           Alabama
Compass Mortgage Corporation                      Delaware
Compass Capital Markets, Inc.                     Alabama
Compass Multistate Services Corporation           Alabama
Compass Fiduciary Services, Ltd., Inc.            Alabama
Compass Financial Corporation                     Alabama
Central Bank of the South                         Alabama
Compass Securities, Inc.                          Alabama
Central Land Holding Corporation                  Alabama
Compass Investments, Inc.                         Alabama
Compass Underwriters, Inc.                        Alabama
Compass Bank                                      Florida
Compass Banks of Texas, Inc.                      Delaware
Compass Bancorporation of Texas, Inc.             Delaware
Compass Bank                                      Texas
River Oaks Trust Company                          Texas
Compass Bancshares Management, Inc.               Texas
River Oaks Trust Corporation                      Texas
River Oaks Bank Building, Inc.                    Texas
River Oaks Securities, Inc.                       Texas
P.I. Holdings No. 1, Inc.                         Texas
P.I. Console, Inc.                                Texas
P.I. Holdings No. 2, Inc.                         Texas
Compass Texas Acquisition Corp.                   Delaware